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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              AMENDMENT NUMBER 1 TO

                                    FORM SB-2

                              SEC FILE NO.: 121542



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HIGH TIDE VENTURES, INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number)   Identification No.)
incorporation or
organization)

                            High Tide Ventures, Inc.
                             Brent Peters, President
                           747 17th Street, Suite 301,
                        West Vancouver, British Columbia
                                 Canada V7V 3T4
                            Telephone: (604) 351-1897
                            Facsimile: (604) 922-8993
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                            Val-U-Corp Services, Inc.
                         1802 N Carson Street, Suite 212
                           Carson City, Nevada, 89701
                             Telephone: 775-887-8853
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $765,000         $0.10          $765,000     $96.93
-----------------------------------------------------------------------

(1) Based on the last sales price on May 10, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated February 11, 2005

                                   PROSPECTUS
                             HIGH TIDE VENTURES,INC.
                                7,650,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                            ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

                The Date Of This Prospectus Is: February 11, 2005

                                Table Of Contents

                                                                PAGE
Summary .......................................................  6
Risk Factors ..................................................  7
  -  If we do not obtain additional financing, our business
     will fail ................................................  7
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  8
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  8
  -  The probability of an individual mineral exploration
     prospect containing reserves is extremely remote. It is unlikely that we will find reserves on the Sparta property.
     You may lose your entire investment as a result...........  9
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  9
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9
  -  Because the Sparta property has not been examined in the field by a professional geologist or mining engineer, our evaluation that the claim may contain significant mineralization may not be accurate.......................  10
  -  Even if we discover commercial reserves of precious metals on the Sparta Property, we may not be able to
     successfully obtain commercial production ................  9
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ......................................  9
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ......................................... 10
  -  Because management has no technical experience in mineral exploration, our business has a high risk of failure...... 10
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .......... 10
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock .................................... 11
Use of Proceeds ............................................... 11
Determination of Offering Price ............................... 11
Dilution ...................................................... 11
Selling Securityholders ....................................... 11
Plan of Distribution .......................................... 14
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons.. 15 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 17
Interest of Named Experts and Counsel ......................... 18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 19
Description of Business ....................................... 19

Plan of Operations ............................................ 24
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 25
Executive Compensation ........................................ 26
Financial Statements .......................................... 27
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure............................ 28

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Sparta property located near Cross Lake, in the South Mining District of Northwest Territories, Canada. We own a 100% interest in the one mineral claim comprising the Sparta property. We purchased this claim from Mr. Max Braden of Yellowknife, Northwest Territories, for a cash payment of $6,500.

Our objective is to conduct mineral exploration activities on the Sparta property in order to assess whether it possesses economic reserves of gold, silver, copper and/or zinc. A property contains "economic reserves" if it contains enough minerals that it can be mined profitably. We have not yet identified any economic reserves on the property. Our proposed exploration program is designed to search for economic reserves.

Our auditor has concluded that there is substantial doubt that we will be able to continue as a going concern. In all likelihood, we will need to raise additional funds within the next twelve months in order to continue business operations.


We were incorporated on February 13, 2003, under the laws of the state of Nevada. Our principal offices are located at 747 17th Street, Suite 301, West Vancouver, British Columbia, Canada, V7V 3T4. Our telephone number is
(604)351-1897.

The Offering:

Securities Being Offered     Up to 7,650,000 shares of common stock.

Offering Price               The selling shareholders  will  sell our  shares at
                             $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders  will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when   all  of   the
                             7,650,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             12,650,000  shares  of  our common stock are issued
                             and  outstanding as of the date of this prospectus.
                             All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds from the sale  of
                             the  common  stock  by  the  selling  shareholders.

Summary Financial Information

Balance Sheet
                                         September 30, 2004    December 31, 2003
                                            (unaudited)

Cash                                            $20,500               $7,485
Total Assets                                    $20,500               $7,485
Liabilities                                     $ 4,749               $6,348
Total Stockholders' Equity                      $15,751               $1,137

Statement of Loss and Deficit

                  From Incorporation on
             February 13, 2003 to September 30, 2004

Revenue                   $     0
Net Loss and Deficit     ($11,749)

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider all of the material risks relating to this offering, as described below, and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Sparta property, and therefore we will need to obtain additional financing in order to complete our business plan. As of February 11, 2005, we had cash in the amount of $13,326. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Sparta property. While we have sufficient funds to conduct the initial two phases of recommended exploration on the property estimated to cost $15,000, we will require additional financing in order to determine whether the property contains economic reserves and to cover our anticipated administrative costs. A property contains "economic reserves" if it contains enough minerals that it can be mined profitably.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, zinc, silver and gold investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Sparta property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Sparta property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 13, 2003 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Sparta property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic reserves of gold, silver, copper and zinc is extremely remote. A property contains "economic reserves" if it contains enough minerals that it can be mined profitably.


THE PROBABILITY OF AN INDIVIDUAL MINERAL EXPLORATION PROSPECT CONTAINING RESERVES IS EXTREMELY REMOTE. IT IS UNLIKELY THAT WE WILL FIND RESERVES ON THE SPARTA PROPERTY. YOU MAY LOSE YOUR ENTIRE INVESTMENT AS A RESULT.

Very few exploration stage mineral properties, such as the Sparta property contain sufficient quantities of mineralization to constitute a reserve. A "reserve" is that part of a mineral deposit which could be economically and legally extracted or produced.

In all probability, the Sparta property does not contain any reserves and all funds that we intend to spend on its exploration will be ultimately lost.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended December 31, 2003 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE THE SPARTA PROPERTY HAS NOT BEEN EXAMINED IN THE FIELD BY A PROFESSIONAL GEOLOGIST OR MINING ENGINEER, OUR EVALUATION THAT THE CLAIM MAY CONTAIN SIGNIFICANT MINERALIZATION MAY NOT BE ACCURATE.

All of the information that we have regarding the potential of the Sparta claim to contain significant mineralization is based upon our consulting geologist's review of data regarding past exploration conducted on the property that is maintained by the government of the Northwest Territories. To date, we have not retained a geologist or mining engineer to examine the Sparta property in person. As a result, our assessment of the potential for the claim to contain mineralization may be inaccurate. If we cannot confirm the presence of mineralization discovered through past exploration, our business plan will fail.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SPARTA PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Sparta property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold, silver, copper and/or zinc of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Sparta property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Brent Peters only spends approximately 15% of his business time providing his services to us. While Mr. Peters presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Peters from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.


                             Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 7,650,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 7,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 16, 2004; and


3. 150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 10, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                     Total Number
                                     Of Shares To    Total Shares   Percent
                                     Be Offered For  Owned Upon     Owned Upon
Name Of           Shares Owned       Selling         Completion     Completion
Selling           Prior To This      Shareholders    Of This        Of This
Stockholder       Offering           Account         Offering       Offering
--------------------------------------------------------------------------------

Cristal Olson         500,000         500,000        Nil            Nil
5540 Lorne Terrace
West Vancouver, B.C.

Kenyon Hearl          500,000         500,000         Nil           Nil
188 Falcon Way
Delta, B.C.

Jessie Robins         500,000         500,000         Nil           Nil
1686 58th Street
Tsawwassen, B.C.

Daniel Nickel        500,000         500,000         Nil            Nil
5096 44B Avenue
Delta, B.C.

Cheryl Chung         500,000         500,000         Nil            Nil
501 6th Street
Nanaimo, B.C.

Thomas Fung          500,000         500,000         Nil            Nil
310 Alexander Street
Suite 315
Vancouver, B.C.

Crystall Kaiser      500,000         500,000         Nil            Nil
3325 34th Street
Delta,B.C.

Melissa Kuriyama     500,000         500,000         Nil            Nil
4724 44A Street
Delta, B.C.

Hiroshioma Hamada    500,000         500,000         Nil            Nil
11832 73rd Avenue
Delta, B.C.

Angela Booth         500,000         500,000         Nil            Nil
4457 46B Street
Delta, B.C.

Sam Moffat           500,000         500,000         Nil            Nil
4667 Cannery Place
Delta, B.C.

Bill Ling            500,000         500,000         Nil            Nil
15448 Thrift Avenue
White Rock,B.C.

Sasha Snow           500,000         500,000         Nil            Nil
4466 46B Street
Delta,B.C.

                                     Total Number
                                     Of Shares To    Total Shares   Percent
                                     Be Offered For  Owned Upon     Owned Upon
Name Of           Shares Owned       Selling         Completion     Completion
Selling           Prior To This      Shareholders    Of This        Of This
Stockholder       Offering           Account         Offering       Offering
--------------------------------------------------------------------------------

Paul Gaffney         500,000         500,000         Nil            Nil
7844 13th Street
Burnaby, B.C.

Rewe Douglas         500,000         500,000         Nil            Nil
6346 Lewis Road
Nanaimo, B.C.

Jasmine Grant           10,000        10,000         Nil            Nil
3526 34th Street
Delta,B.C.

Jason Morgan            10,000        10,000         Nil            Nil
166 N.Tsawwassen Drive
Tsawwassen, B.C.

Randy Lovell            10,000        10,000         Nil            Nil
1698 58th Street
Tsawwassen, B.C.

Jeff Rosser             10,000        10,000         Nil            Nil
4667 Cannery Place
Delta, B.C.

Norman Guerin           10,000        10,000         Nil            Nil
2121 Alma Street
Vancouver, B.C.

Nikki Eely              10,000        10,000         Nil            Nil
213 Falcon Way
Tsawwassen, B.C.

Jean De Noni            10,000        10,000         Nil            Nil
52 East 5th Avenue
Vancouver, B.C.

John Essey              10,000        10,000         Nil            Nil
1910 84th Avenue
Surrey, B.C.

Victoria M.Y. Shak      10,000        10,000         Nil            Nil
4756 47A Street
Delta, B.C.

Evan Moffet             10,000        10,000         Nil            Nil
4667 Cannery Place
Delta, B.C.

Tavia Proteau           10,000        10,000         Nil            Nil
1846 Nelson Street
Vancouver, B.C.

                                     Total Number
                                     Of Shares To    Total Shares   Percent
                                     Be Offered For  Owned Upon     Owned Upon
Name Of           Shares Owned       Selling         Completion     Completion
Selling           Prior To This      Shareholders    Of This        Of This
Stockholder       Offering           Account         Offering       Offering
--------------------------------------------------------------------------------
Ruthie Adams            10,000        10,000         Nil            Nil
47 West 12th Avenue
Vancouver, B.C.

Justin Frew           10,000         10,000          Nil           Nil
5300 Chamber Lane
Delta, B.C.

Christina Wolchuk     10,000         10,000          Nil           Nil
7939 Goodlad Street
Burnaby, B.C.

Heather Alford        10,000         10,000          Nil           Nil
1698 58th Street
Tsawwassen, B.C.

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 12,650,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                        Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type,size,and format)as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                Age
----------------               -----
Brent Peters                    51
Douglas Smith                   87

Executive Officers:

Name of Officer                 Age            Office
---------------------          -----           -------
Brent Peters                    51             President and Chief
                                               Executive Officer

Douglas Smith                   87             Secretary, Treasurer,
                                               principal accounting
                                               officer, principal
                                               financial officer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Brent Peters has acted as our President, chief executive officer, and as a director since our incorporation on February 13, 2003. From 1980 to present, Mr. Peters has acted as President and owner of Colwood Enterprises Ltd., a private British Columbia company that provides management and consulting services to reporting companies in British Columbia and Alberta. He acts as president and a director of Blue Lightning Ventures Inc. (from July 2004 to present), a director of Consolidated Jaba Inc. (from November 1997 to present), as chief financial officer and a director of Strikezone Minerals (Canada) Ltd. (from August 2002 to present) and as president, chief executive officer and a director of B2B Solutions Inc. (from March 2000 to present), all of which are British Columbia and Alberta reporting companies involved in mineral property exploration.

Mr. Peters does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Peters intends to devote approximately 15% of his business time to our affairs.

Mr. Douglas Smith has acted as our secretary, treasurer and as a director since our incorporation on February 13, 2003. Mr. Smith was employed as an installer and technician by the British Columbia Telephone Company from January 1936 to June 1978. Since 1978, Mr. Smith has been retired and spends most of his time managing property holdings.

Mr. Smith does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Smith intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Brent Peters                      2,500,000     19.76%
Stock          President, Chief
               Executive Officer
               and Director
               747 17th Street, Suite 301,
               West Vancouver, B.C., Canada

Common         Douglas Smith                     2,500,000     19.76%
Stock          Secretary, Treasurer
               and Director
               2002 Lorne Terrace
               Victoria, B.C., Canada

Common         All officers and directors        5,000,000     39.52%
Stock          as a group that consists of         shares
               two people

The percent of class is based on 12,650,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 11, 2005 there were 12,650,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher & Zarcone, LLP, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure of Commission Position of Indemnification for
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization within Last Five Years

We were incorporated on February 13, 2003 under the laws of the state of Nevada. On that date, Brent Peters and Douglas Smith were appointed as our directors. As well, Mr. Peter was appointed as our president and chief executive officer, while Mr. Smith was appointed as our secretary and treasurer.

                         Description of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Economic feasibility refers to a formal evaluation completed by an engineer or geologist, which confirms that the property can be successfully operated as a mine.

We own a 100% interest in a one - eighteen unit mineral claim collectively known as the Sparta property. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Sparta property in order to ascertain whether it possesses economic quantities of gold, silver, copper and/or zinc. There can be no assurance that economic mineral reserves exist on the Sparta property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Sparta claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Even if we complete our proposed exploration programs on the Sparta property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Sparta Property Purchase Agreement

On May 28, 2004, we entered into an agreement with Mr. Max Braden of Yellowknife, Northwest Territories, Canada, whereby he agreed to sell to us one mineral claim located approximately 80 miles northeast of Yellowknife, Northwest Territories that has the potential to contain gold, silver, copper and/or zinc mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $6,500 to Mr. Braden.

Description, Location and Access

The Sparta Property is located near Cross Lake, in the South Mining District of the Northwest Territories, Canada, approximately 80 miles northeast of the city of Yellowknife. The claim is located at latitude 63(0)05' north and longitude 113(0)30' west and is recorded under record number #F81800.

The property may be accessed by float-equipped charter aircraft or helicopter from Yellowknife. Yellowknife provides ready access to facilities and a skilled population base that can provide all the necessary services need for exploration. Drilling companies and assay facilities are also present in Yellowknife.

Throughout the Sparta property area, sub-arctic alder and white lodge pine, intermixed with tundra bogs, are found. Winters are cold with generally medium snowfall accumulations and summers are temperate with adequate precipitation.

Title to the Sparta Property

The Sparta property consists of one mineral claim comprising 1,112 acres, that is registered in the name of Max Braden and is in good standing until May 28, 2005. There are no underlying agreements or interests in the property. Details regarding the Sparta claim are as follows:

Claim Name     Claim Number    Date of Recording     Date of Expiry
----------    -------------    -----------------     --------------

Sparta           F81800          May 28, 2003        May 28, 2005

To maintain the claim in good standing in accordance with the Mineral Tenure Act of the Northwest Territories, we must incur at least $200 per year in exploration work on the mineral claim to extend the expiry date for one year.


A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. Mr. Braden holds the mineral claim comprising the Sparta property in trust for us. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder in the Northwest Territories. We can request that the claims be registered in our name at any time.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Sparta property or to seize the claims after obtaining judgment.

The fee simple owner of the real property underlying the Sparta property is the government of Canada. The government has the right to sell title to this land to a third party, but is unlikely to do so given the remote location of the property.

We acquired the Sparta claim pursuant to a mineral property purchase agreement dated May 28, 2004. Pursuant to the agreement, we acquired a 100% interest in the claim for a cash payment of $6,500.

We have the right to explore the property for mineralization, provided such exploration does not unreasonably disturb the fee simple owner's use of the land. Because the property is undeveloped, and due to its remote location, our exploration efforts are unlikely to be impacted.

Exploration History


During the 1940's, several mineral exploration companies completed a total of 76 drill holes on the Sparta claim totalling 9,994 feet. The results of this exploration are not known.

Treminco Explorations Canada Ltd. acquired an interest in the Sparta property and completed geological mapping in 1986. Geological mapping involves plotting previous exploration data relating to a property property on a map in order to determine the best property locations to conduct subsequent exploration work. Treminco did not conduct further exploration on the property.

The Sparta property is free of mineral workings as only initial sampling and limited drilling has been conducted on the claim. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the Sparta claim. We will need to use portable generators if we require a power source for exploration.

There is no exploration currently being conducted on the Sparta claim. We expect to commence an initial phase of exploration on the property in May 2005.

We have not completed any exploration on the Sparta claim to date. Details of planned exploration are described in the section entitled "Proposed Budget" below. The Sparta claim is without known reserves. Our proposed exploration is exploratory in nature.

Mineralization

The Sparta property is underlain by the metasedimentary rocks of the area. Metasedimentary rocks form in layers which have been subject to some degree of change due to volcanic heat and pressure.

The most prospective exploration area of the property is a gold-bearing vein. A vein is a regularly shaped and lengthy occurrence of mineralization. The mineralized structure of the Sparta vein may have two limbs of a folded vein or be two separate veins that have joined. Veins fold (ie. the rock layers bend) due to volcanic activity.

The whole structure appears to widen to the north of the property. The east limb appears to grow skinnier and end to the south, while the west limb extends about 750 to 1,000 feet to the south, as well as to the north.


Geological Assessment Report: Sparta Property

We retained Mr. Glen Macdonald, a professional geologist, to prepare a geological summary report on the Sparta property. He concludes that the Sparta property warrants further exploration, given that rock formations on the property are similar to those found on other properties containing economic reserves. A property contains "economic reserves" if it contains enough minerals that it can be mined profitably. He recommends a two-phase exploration program to further delineate the mineralized system currently recognized on the Sparta claim.

Phase I would consist of a geological review of the main mineralized areas of the property. The reason for this review is to determine which areas of the property have the greatest potential to host significant mineralization and to choose targets for the next phase of exploration. The Phase I exploration program will take approximately one month to complete. We anticipate commencing this phase of exploration in May 2005.

Phase II would involve geological mapping and geophysical surveying using both magnetic and electromagnetic instrumentation. Magnetic surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks that are often found alongside precious metals such as gold and base metals such as copper. Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Gold, silver and copper are excellent conductors of electricity. Areas of high conductivity and magnetic anomalies are targets for follow-up exploration.

Geological mapping will involve gathering samples from the property surface. Samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content. All results are then plotted on a map in order to determine the best property locations to conduct subsequent exploration work.

The reason for this phase is to determine whether prospective areas of the property contain mineralization on the surface and also have the potential to contain additional mineralization below the surface, based on the results of the geophysical surveys.

We anticipate commencing this phase of exploration in July 2005.


Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One:  Data Acquisition

Geological and Air Photo Review:                 $5,000.00
                                                 ---------


Total Phase I Costs:                             $5,000.00
                                                 ---------
Phase Two:  Geological Survey and
            Geophysical Survey

Mapping:                                        $ 3,200.00
Assaying:                                       $ 1,000.00
Geophysicaltest surveys:                        $ 4,000.00
Helicopter support:                             $ 1,800.00
                                                ----------

Total Phase II Costs:                           $10,000.00
                                                ----------
Total Program Costs:                            $15,000.00
                                                ==========

The Phase I exploration program will be funded from our cash on hand.
The anticipated $10,000 cost of the Phase II program will be partially funded from our current cash on hand. We will need to raise additional funds in order to complete the program. We expect that these funds will be raised from the sale of our stock or from director loans, though no such arrangements have been made. If we are unable to raise these funds, we will have to delay the exploration program.

We have not yet retained a geologist to oversee either phase of exploration. Compliance with Government Regulation


We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Northwest Territories specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         -        Dust   generation  will   have  to  be  minimal  or  otherwise
                  re-mediated;

         -        Dumping   of  material   on  the   surface  will  have  to  be
                  re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         -        The socio-economic  impact of the  project will   have  to  be
                  evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                        Plan of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Sparta property. We anticipate that the phase one program will cost approximately $5,000, while the phase two program will cost approximately $10,000. To date, we have not commenced exploration on the Sparta property.

We plan to commence the phase one exploration program on the Sparta property in May of 2005, as soon as weather conditions permit. The program should take approximately one month to complete. The anticipated $5,000 cost of the program will be funded from our current cash on hand. The exploration program will consist of a geological review of the main mineralized areas of the property. The review will be conducted by a geologist. We have not yet retained a geologist to oversee this phase of exploration.

We will then undertake the phase two work program during the July of 2005. This program will also take approximately one month to complete. The phase two work program will consist of geological mapping and geophysical surveying using both magnetic and electromagnetic instrumentation. Magnetic surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks that are often found alongside precious metals such as gold and base metals such as copper. Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Gold, silver and copper are excellent conductors of electricity.

The anticipated $10,000 cost of the program will be partially funded from our current cash on hand. We will need to raise additional funds in order to complete the program. We expect that these funds will be raised from the sale of our stock or from director loans, though no such arrangements have been made. If we are unable to raise these funds, we will have to delay the exploration program. We have not yet retained a geologist to oversee this exploration program.

As well, we anticipate spending an additional $20,000 on general administrative costs, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000. As at February 11, 2005, our cash on hand is $o. We anticipate that these funds will only be sufficient for approximately seven months. We will have to raise additional funds within the next twelve months in order to effect our entire plan of operations.

While we have sufficient funds on hand to conduct the phase one exploration program on the Sparta property, we will require additional funding in order to cover anticipated costs of the phase two program and administrative expenses. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made.


Results of Operations for the Period from Inception through September 30, 2004

We have not earned any revenues from our incorporation on February 13, 2003 to September 30, 2004. We do not anticipate earning revenues unless we enter into commercial production on the Sprata property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $11,749 for the period from our inception on February 13, 2003 to September 30, 2004. These operating expenses were comprised of $6,500 mineral property costs, $4,749 in professional fees incorporation costs of $420 and office and sundry costs of $80.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description of Property

We own a 100% interest in the mineral exploration rights to the one mineral claim comprising the Sparta property. We do not own or lease any property other than the Sparta property.

Our president, Brent Peters, provides office space at 747 17th Street, Suite 301, West Vancouver, British Columbia to us free of charge.

            Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Brent Peters;
  *  Any member of the immediate family of any of the foregoing persons.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  32  registered
shareholders.

Rule 144 Shares

A  total  of  2,500,000   shares  of   our   common   stock  are  available  for
resale to the public after October 27, 2005 and an additional 2,500,000 are available for resale after October 29, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 126,500 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception on February 13, 2003 to December 31, 2003 and for the fiscal year ended December 31, 2004.

                         Annual Compensation

                                Other Restricted Options/ LTIP  Other
                                        Stock  * SARs  payouts  Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Brent   Pres.  2004   $0     0      0        0          0        0
Peters  CEO &  2003   $0     0      0        0          0        0
        Dir.

Douglas Sec.   2004   $0     0      0        0          0        0
Smith & Treas. 2003   $0     0      0        0          0        0


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Peters or Mr. Smith. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending December 31, 2003, including:

  a. Balance Sheet;

  c. Statement of Operations

  d. Statement of Cash Flows; and

  e. Statement of Stockholders' Equity;

  f. Notes to Financial Statements

3. Interim financial statements for the period ending September 30, 2004, including:

  a. Interim Balance Sheet;

  b. Interim Statement of Operations

  c. Interim Statement of Cash Flows; and

  d. Statement of Stockholders' Equity; and

  e. Notes to Interim Financial Statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)

                                                                MORGAN & COMPANY
                                                           Chartered Accountants
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders
High Tide Ventures, Inc.
(An Exploration Stage Company)


We have audited the balance sheet of High Tide Ventures, Inc. (an exploration stage company) as at December 31, 2003 and the statements of operations, cash flows, and stockholders' equity for the period from February 13, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and the results of its operations and its cash flows for the period from February 13, 2003 (date of inception) to December 31, 2003, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $3,863 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                         /s/  Morgan & Company

November 3, 2004                                          Chartered Accountants

Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

ASSETS

Current
     Cash and cash equivalents                                     $       7,485
================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                      $       3,848
     Loan payable (Note 3)                                                 2,500
                                                                   -------------
                                                                           6,348
                                                                   -------------

STOCKHOLDERS' EQUITY

Common Stock (Note 4)
     Authorized:
         75,000,000 shares with a par value of $0.001

     Issued and Outstanding:
          5,000,000 shares                                                 5,000

Deficit Accumulated During The Exploration Stage                         (3,863)
                                                                   -------------
                                                                           1,137
                                                                   -------------

                                                                   $       7,485
================================================================================


Nature And Continuance Of Operations (Note 1)



    The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                             STATEMENT OF OPERATIONS

         PERIOD FROM FEBRUARY 13, 2003 (INCEPTION) TO DECEMBER 31, 2003
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Revenue                                                            $           -
                                                                  --------------

Expenses
     Organizational costs                                                    420
     Office and sundry                                                        15
     Professional fees                                                     3,428
                                                                  --------------

Net Loss For The Period                                           $        3,863
================================================================================


Basic And Diluted Loss Per Share                                  $       (0.01)
================================================================================


Weighted Average Number Of Shares Outstanding                            996,885
================================================================================





    The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

         PERIOD FROM FEBRUARY 13, 2003 (INCEPTION) TO DECEMBER 31, 2003
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Cash Flows From Operating Activities
     Net loss for the period                                       $     (3,863)

     Change in non-cash working capital balance
     related to operations:
         Accounts payable and accrued liabilities                          3,848
                                                                   -------------
                                                                            (15)
                                                                   -------------

Cash Flows From Financing Activities
     Capital stock issued                                                  5,000
     Loan payable                                                          2,500
                                                                   -------------
                                                                           7,500
                                                                   -------------

Increase In Cash During The Period                                         7,485

Cash, Beginning Of Period                                                      -
                                                                   -------------

Cash, End Of Period                                                 $      7,485
================================================================================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                                      $       -
         Income taxes                                                  $       -
================================================================================



    The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM FEBRUARY 13, 2003 (INCEPTION) TO DECEMBER 31, 2003
                            (Stated in U.S. Dollars)


                                                                                   DEFICIT
                                                                                 ACCUMULATED
                                                     COMMON SHARES               DURING THE
                                             -------------------------------
                                                                  PAR            EXPLORATION
                                                 NUMBER          VALUE              STAGE               TOTAL
                                             -----------------------------------------------------------------------
Balance, February 13, 2003 (Date of
  inception)                                          -        $     -         $         -          $       -

Capital stock issued for cash:
     October 2003 at $0.001                   5,000,000          5,000                   -               5,000
Net loss for the period                               -              -              (3,863)            (3,863)
                                             -----------------------------------------------------------------------

Balance, December 31, 2003                    5,000,000        $ 5,000         $    (3,863)         $    1,137
                                             =======================================================================




    The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)



1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on February 13, 2003. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. Subsequent to December 31, 2003, the Company has acquired a mineral property located in the Northwest Territories, Canada and has not yet determined whether this property contains reserves that are economically recoverable (Note 6). The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $3,863 and further losses are anticipated in the development of its business raising substantial doubt about the
     Company's  ability  to  continue  as  a  going  concern.  Its   ability  to
     continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars. The Company's fiscal year end is December 31.

     b)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c)  Mineral Property Costs

         The Company has been in the exploration stage since its formation on February 13, 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     f)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     g)  Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     h)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     i)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

     j)  Stock Based Compensation

         The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 -"Accounting for Stock Issued to Employees" (APB No. 25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No.123 - "Accounting for Stock Based Compensation" (SFAS No. 123).

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     j)  Stock Based Compensation (Continued)

         Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

     k)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2003, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     l)  New Accounting Standards

     Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.


3.   LOAN PAYABLE

     A director of the Company provided a loan of $2,500 to the Company during the period ended December 31, 2003. The amount was unsecured, non-interest bearing and had no specified terms of repayment. Subsequent to December 31, 2003 the Company repaid this loan.


4.   COMMON STOCK

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

     During the period from February 13, 2003 (Inception) to December 31, 2003, the Company issued 5,000,000 common shares for total cash proceeds of $5,000.

     Subsequent to December 31, 2003 the Company issued 7,650,000 shares for total cash proceeds of $22,500.

     At  December 31, 2003, there were no outstanding stock options or warrants.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)



5.   INCOME TAXES

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $3,863 which expire in 2023. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at December 31, 2003, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

    Net operating loss                                              $      3,863
    Statutory tax rate                                                       34%
    Effective tax rate                                                         -
    Deferred tax asset                                              $      1,313
    Valuation allowance                                             $    (1,313)
                                                                   -------------

    Net deferred tax asset                                             $       -
                                                                   =============


6.   SUBSEQUENT EVENT

     Pursuant to a mineral property purchase agreement (the "Agreement") dated May 28, 2004, the Company acquired a 100% undivided right, title and interest in the 18 unit Sparta mineral claim, located near Cross Lake in the South Mining District Division of Northwest Territories, Canada for $6,500 cash payment.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                               September 30, 2004,
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                              INTERIM BALANCE SHEET
                            (Stated in U.S. Dollars)

-------------------------------------------------------------------------------------------------------------------

                                                                                September 30,         December 31,
                                                                                    2004                   2003
                                                                                --------------       --------------
                                                                                 (unaudited)              (audited)
ASSETS

Current
     Cash                                                                $         20,500         $         7,485
===================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                            $          4,749         $         3,848
     Due to a related party (Note 5)                                                    -                   2,500
                                                                         ------------------------------------------
                                                                                    4,749                   6,348
                                                                         ------------------------------------------

STOCKHOLDERS' EQUITY

Common Stock (Note 3)
     Authorized:
         75,000,000 shares with a par value of $0.001

     Issued and Outstanding:
          12,650,000 shares as at September 30, 2004                               12,650                   5,000
                5,000,000 shares as at December  31, 2003
     Additional paid-in capital                                                    14,850                       -

Deficit Accumulated During The Exploration Stage                                 ( 11,749)                ( 3,863)
                                                                         ------------------------------------------
                                                                                   15,751                   1,137
                                                                         ------------------------------------------

                                                                         $         20,500         $         7,485
===================================================================================================================

Nature And Continuance Of Operations (Note 1)






   The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                         INTERIM STATEMENT OF OPERATIONS
                                    Unaudited
                            (Stated in U.S. Dollars)

----------------------------------------------------------------------------------------------------------------------

                                                                                     Period              Period
                                                 Three              Nine              From                From
                                                Months             Months      February 13, 2003     February 13, 2003
                                                 Ended              Ended         (Inception)          (Inception)
                                              September 30,      September 30,   to September 30,    to September 30,
                                         2004             2003      2004              2003                2004
                                     ---------------------------------------------------------------------------------
Expenses
     Incorporation                $            -   $        -   $        -      $        420       $          420
     Office and sundry                        19            -           65                 -                   80
     Mineral property costs                6,500            -        6,500                 -                6,500
     Professional fees                     1,321            -        1,321                 -                4,749
                                  ------------------------------------------------------------------------------------

Net Loss For The Period           $        7,840   $        -   $    7,886      $        420       $       11,749
======================================================================================================================


Basic And Diluted Loss Per Share  $       (0.01)   $    (0.00)  $   (0.01)      $      (0.00)
=============================================================================================


Weighted Average Number Of            12,650,000            -    9,966,533                  -
Shares Outstanding
=============================================================================================





    The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                         INTERIM STATEMENT OF CASH FLOWS
                                    Unaudited
                            (Stated in U.S. Dollars)

                                                                                 Period             Period
                                                               Nine               From               From
                                                              Months        February 13, 2003  February 13, 2003
                                                               Ended           (Inception)       (Inception)
                                                           September 30,     to September 30,   to September 30,
                                                               2004               2003                200
                                                        --------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the period                              $        (7,886) $        (420)     $       (11,749)

     Change in non-cash working capital balance
     related to operations:
         Accounts payable and accrued liabilities                     901            420                4,749
                                                        --------------------------------------------------------------

                                                                 (  6,985)             -             (  7,000)
                                                        --------------------------------------------------------------

Cash Flows From Financing Activities
     Capital stock issued                                          22,500              -               27,500
     Loan from related party                                       (2,500)             -                    -
                                                        --------------------------------------------------------------
                                                                   20,000              -               27,500
                                                        --------------------------------------------------------------

Increase In Cash During The Period                                 13,015              -               20,500

Cash, Beginning Of Period                                           7,485              -                    -
                                                        --------------------------------------------------------------

Cash, End Of Period                                       $        20,500   $          -      $        20,500
======================================================================================================================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                         $             -   $          -      $             -
         Income taxes                                     $             -   $          -      $             -
======================================================================================================================



    The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM FEBRUARY 13, 2003 (INCEPTION) TO SEPTEMBER 30, 2004
                                    Unaudited
                            (Stated in U.S. Dollars)

                                                                                      DEFICIT
                                                                                    ACCUMULATED
                                              COMMON SHARES         ADDITIONAL      DURING THE
                                     ----------------------------
                                                       PAR           PAID-IN        EXPLORATION
                                       NUMBER         VALUE          CAPITAL          STAGE             TOTAL
                                   -----------------------------------------------------------------------------------
Balance, February 13, 2003
(Date of inception)
                                            -       $     -       $        -     $            -      $      -

Capital stock issued for cash:
     October 2003 at $0.001         5,000,000         5,000                -                  -         5,000
Net loss for the period                     -             -                -             (3,863)       (3,863)
                                   -----------------------------------------------------------------------------------
Balance, December 31, 2003          5,000,000         5,000                -             (3,863)        1,137

Capital stock issued for cash:
     March 2004 at $0.001           1,500,000         1,500                -                  -         1,500
     April 2004 at $0.001           6,000,000         6,000                -                  -         6,000
     April 2004 at $0.10              130,000           130           12,870                  -        13,000
     May 2004 at $0.10                 20,000            20            1,980                  -         2,000
Net loss for the period                     -             -                -             (7,886)       (7,886)
                                   -----------------------------------------------------------------------------------
Balance, September 30, 2004        12,650,000       $12,650       $   14,850     $      (11,749)     $ 15,751
                                   ===================================================================================





    The accompanying notes are an integral part of these financial statements

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                    Unaudited
                            (Stated in U.S. Dollars)


1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on February 13, 2003. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Northwest Territories, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $11,749 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)       Basis of Presentation

         The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal period ended December 31, 2003.

         The results of operations for the nine months ended September 30, 2004 are not indicative of the results that may be expected for the full year.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                    Unaudited
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Mineral Property Costs

         The Company has been in the exploration stage since its formation on February 13, 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     c)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     e)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                    Unaudited
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     f)  Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     g)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     h)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                    Unaudited
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


     j)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     k)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     l)  New Accounting Standards

     Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.


3.   SHARE CAPITAL

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

     During the period from February 13, 2003 (Inception) to December 31, 2003, the Company issued 5,000,000 common shares for total cash proceeds of $5,000.

     During nine-month period ended September 30, 2004 the Company issued 7,650,000 shares for total cash proceeds of $22,500.

     At September 30, 2004, there were no outstanding stock options or warrants.


4.   MINERAL PROPERTY

     Pursuant to a mineral property purchase agreement (the "Agreement") dated May 28, 2004, the Company acquired a 100% undivided right, title and interest in the 18 unit Sparta mineral claim, located near Cross Lake in the South Mining District Division of Northwest Territories, Canada for $6,500 cash payment.

                            HIGH TIDE VENTURES, INC.
                         (An Exploration Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004
                                    Unaudited
                            (Stated in U.S. Dollars)


5.   RELATED PARTY BALANCES AND TRANSACTIONS

     A director of the Company provided a loan of $2,500 to the Company during the period ended December 31, 2003. The amount was unsecured, non-interest bearing and had no specified terms of repayment. During the nine months ended September 30, 2004 the Company repaid this loan.

              Changes In and Disagreements with Accountants on
                   Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required in the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     96.93
Transfer Agent fees                                         $  1,000.00
Accounting and auditing fees and expenses                   $  7,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 14,596.93
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on October 29, 2003. The total amount received from this offering was $5,000. Of these shares, 2,500,000 were sold to Mr. Brent Peters and 2,500,000 were sold to Mr. Douglas Smith. Mr. Peters is our president, chief executive officer and a director. Mr. Smith is our secretary, treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 7,500,000 shares of our common stock at a price of $0.001 per share to a total of 15 purchasers on April 21, 2004. The total amount received from this offering was $7,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                  Number of Shares
      ------------------                  ----------------
      Cristal Olson                           500,000
      Kenyon Hearl                            500,000
      Jessie Robins                           500,000
      Daniel Nickel                           500,000
      Cheryl Chung                            500,000
      Thomas Fung                             500,000
      Crystal Kaiser                          500,000
      Melissa Kuriyama                        500,000
      Hiroshioma Hamada                       500,000
      Angela Booth                            500,000
      Sam Moffat                              500,000
      Bill Ling                               500,000
      Sasha Snow                              500,000
      Paul Gaffney                            500,000
      Rewe Douglas                            500,000

We completed an offering of 150,000 shares of our common stock at a price of $0.10 per share to a total of five purchasers on May 10, 2004. The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                 Number of Shares
      ------------------                 ----------------
      Jasmine Grant                            10,000
      Jason Morgan                             10,000
      Randy Lovell                             10,000
      Jeff Rosser                              10,000
      Norman Guerin                            10,000
      Nikki Eely                               10,000
      Jean de Noni                             10,000
      John Essey                               10,000
      Victoria M.Y. Shak                       10,000
      Evan Moffet                              10,000
      Tavia Proteau                            10,000
      Ruthie Adams                             10,000
      Justin Frew                              10,000
      Christine Wolchuk                        10,000
      Heather Alford                           10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                             Exhibits
Exhibit
Number             Description


  3.1*            Articles of Incorporation
  3.2*            Bylaws
  5.1*            Legal opinion of Batcher & Zarcone LLP, with consent to use
 10.1*            Mineral Property Purchase Agreement dated May 28, 2004
 23.1             Consent of Morgan & Company, Chartered Accountants
 99.1*            Claims Location Map

* filed as an exhibit to our registration statement on Form SB-2 dated December 22, 2004

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 11, 2005

                            High Tide Ventures, Inc.

                            By:/s/ Brent Peters
                            ------------------------------
                            Brent Peters
                            President, Chief Executive Officer,
                            and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Brent Peters         President, Chief Executive     February 11, 2005
-----------------------  Officer, and Director
Brent Peters

/s/ Douglas Smith        Secretary, Treasurer
-----------------------  principal accounting           February 11, 2005
Douglas Smith            officer, principal financial
                         officer and director






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